==============================================================================
                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement             / /  CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
/X/  Definitive Proxy Statement                   BY RULE 14A-6(E)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               MEDUSA CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               MEDUSA CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:______

     (2) Aggregate number of securities to which transaction applies:_________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):___________

     (4) Proposed maximum aggregate value of transaction:_____________________

     (5) Total fee paid:______________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:_______________________________________________

     (2) Form, Schedule or Registration Statement No.:_________________________

     (3) Filing Party:_________________________________________________________

     (4) Date Filed:___________________________________________________________

[Logo]  MEDUSA CORPORATION
        LEE AND MONTICELLO   *   CLEVELAND HEIGHTS, OHIO   *   216/371-4000

                                                                MAIL ADDRESS
                                                                P.O. BOX 5668
                                                               CLEVELAND 44101

                                                                  March 24, 1995

DEAR MEDUSA CORPORATION SHAREHOLDER:

     You are cordially invited to attend the Annual Meeting of the Shareholders of Medusa Corporation, to be held at 2:00 P.M. Eastern Daylight Time on Monday, May 8, 1995, at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut. We hope that many of our shareholders will be able to attend.

     At the meeting, management will report on current operations and there will be an opportunity for a discussion of the Company and its activities. The formal Notice of Meeting and Proxy Statement are attached. Our Annual Report for fiscal 1994, which accompanies this Proxy Statement, gives additional background material for the meeting.

     If you are unable to attend in person, we urge you to participate by voting your shares by proxy. You may do so by filling out and returning the enclosed Proxy Card.

                                            Sincerely,

                                               R. S. EVANS

                                               R. S. EVANS
                                               Chairman and
                                         Chief Executive Officer

                               MEDUSA CORPORATION

                      P.O. Box 5668, Cleveland, Ohio 44101

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 8, 1995

                             DATED: MARCH 24, 1995

                               ------------------

     The 1995 Annual Meeting of Shareholders of Medusa Corporation will be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, May 8, 1995, at 2:00 P.M. Eastern Daylight Time, for the following purposes:

     1. To elect four Directors to serve three-year terms;

     2. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on March 13, 1995 are entitled to notice of and to vote at the meeting. Please sign, date and return the enclosed Proxy Card promptly.

                                            By Order of the Board of Directors

                                            JOHN P. SIEGFRIED
                                            Secretary

     WE HOPE YOU WILL RETURN THE ENCLOSED PROXY IN THE ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE. IF YOU DESIRE FOR ANY REASON TO WITHDRAW YOUR PROXY, YOU MAY DO SO PRIOR TO THE VOTE BY GIVING NOTICE TO MEDUSA IN WRITING OR AT THE ANNUAL MEETING. IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, WE REQUEST THAT YOU WRITE FOR YOUR CARD OF ADMISSION TO THE SECRETARY, MEDUSA CORPORATION, P.O. BOX 5668, CLEVELAND, OHIO 44101. YOU MAY USE THE ENCLOSED ENVELOPE.

                               MEDUSA CORPORATION
                      P.O. Box 5668, Cleveland, Ohio 44101

                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 8, 1995

                             DATED: MARCH 24, 1995

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are furnished in connection with the solicitation by the Board of Directors of Medusa Corporation ("Medusa" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Sheraton Stamford Hotel, One First Stamford Place, Stamford, Connecticut, on Monday, May 8, 1995, at 2:00 P.M., Eastern Daylight Time. The Board of Directors has fixed the close of business on March 13, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting.

OUTSTANDING SHARES AND REQUIRED VOTES

     On March 13, 1995, Medusa had outstanding and entitled to vote at the annual meeting 16,228,579 Common Shares without par value ("Common Shares"). All Common Shares are to be voted as shares of a single class. Each Common Share is entitled to one vote. Directors will be elected by a plurality of the votes of the Common Shares present in person or represented by proxy at the meeting. Abstentions from the election of Directors will be treated as such.

     The proxy may be revoked at any time before it is voted by giving notice to Medusa in writing, and shareholders who execute proxies may, nevertheless, attend the meeting and vote their shares in person.

                             ELECTION OF DIRECTORS

     The Board of Directors of Medusa consists of ten members divided into three classes. Four Directors have been nominated to hold office for three-year terms until the 1998 Annual Meeting and until their successors are elected and qualified. The proxy will be voted for election of the four Directors named in the following table, whose election has been proposed and recommended by the Board of Directors. In the event of the unavailability of any nominee, management will either vote all shares represented by management proxies in favor of a resolution reducing the size of the Board of Directors in order to eliminate the position for which that person was nominated, or without further notice to the shareholders, nominate a new candidate for election to the Board of Directors in place of the person who is unavailable.

     The respective ages, positions with Medusa, periods of service as Directors of Medusa, business experience during the past five years and directorships in other companies of both the Nominees for Director and those Directors whose terms will continue, are set forth below:

NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS TO EXPIRE IN 1998

MONE ANATHAN, III
     Age 56; Director since 1992; President of Filene's Basement Corp., Wellesley, MA (Retailer), 1984 to present. Other Directorships: Filene's Basement Corp., Advest Advantage Trust, Brookstone, Inc., Crane Co.

RICHARD S. FORTE
     Age 50; Director since 1988; President, Forte Cashmere Company, Inc., Woonsocket, RI (Processor and Dealer of Luxury Natural Fibers), 1987 to present. Other Directorships: Crane Co., Intelligent Computer Engineering, Inc.

DORSEY R. GARDNER
     Age 52; Director since 1989; President, Kelso Management Company, Inc., Boston, MA. (Investment Management). Other Directorships: Crane Co.

JEAN GAULIN
     Age 52; Has not previously served as a Director; Chairman and Chief Executive Officer of Ultramar Corporation, Greenwich, CT (Petroleum Refining and Marketing), 1992 to present; Chief Executive Officer of Ultramar PLC and President, Chief Executive Officer and Chairman of American Ultramar Limited (Refining and Marketing of Gas and Petroleum Products, Oil and Gas Exploration), 1984 to 1992. Other Directorships:
     Ultramar Corporation, Consolidated Hydro, Inc., Quebec Telephone.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1996

E. THAYER BIGELOW, JR.
     Age 53; Director since 1988; President and Chief Executive Officer, Time Warner Cable Programming, Inc., Stamford, CT, a subsidiary of Time Warner Inc. (Basic Cable Television Program Services), September 1991 to present; President, Home Box Office, Inc., a subsidiary of Time Warner Inc., June 1988 to September 1991; President, American Television and Communications Corporation, a subsidiary of Time Inc., February 1988 to June 1988. Other
     Directorships: Crane Co., Lord Abbett Mutual Funds.

CHARLES J. QUEENAN, JR.
     Age 64; Director since 1988; Partner, Kirkpatrick & Lockhart, Pittsburgh, PA. (Attorneys at Law). Other Directorships: Allegheny Ludlum Corporation, Crane Co., Fansteel, Inc.

BORIS YAVITZ
     Age 71; Director since 1988; Paul Garrett Professor of Public Policy and Business Responsibility, 1982 to present; Dean, 1975 to 1982, Columbia University, Graduate School of Business, New York, NY. Other Directorships:
     Crane Co., Israel Discount Bank of New York.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 1997

R. S. EVANS
     Age 51; Director since 1979; Chairman and Chief Executive Officer of Medusa, 1987 to present; Chairman and Chief Executive Officer of Crane Co., Stamford, CT (Diversified Manufacturer of Engineered Products), 1984 to present; President of Crane Co., 1987 to 1991 and July 1992 to present. Other Directorships: Crane Co., Fansteel Inc., HBD Industries, Inc., Mid-Ocean Reinsurance Company Ltd.

DWIGHT C. MINTON
     Age 60; Director since 1988; Chairman of the Board and Chief Executive Officer, Church & Dwight Co., Inc., Princeton, NJ (Manufacturers of Consumer and Specialty Products). Other Directorships: Church & Dwight Co., Inc., Chemical Bank of New Jersey, Crane Co., First Brands Corporation.

GEORGE E. UDING, JR.
     Age 63; Director since October 1993; President and Chief Operating Officer of Medusa since January 1, 1994; Consultant, March 1992 to September 1993; Senior Vice President, ESSROC Corporation through March 1992.

     The Board of Directors met nine times during 1994. The average attendance of Directors at those meetings was approximately 88%. Each Director attended 75% or more of the Board and Committee meetings which he was scheduled to attend, except for Mr. Minton, who attended 65% of the Board and Committee meetings which he was scheduled to attend.

     Medusa's Board of Directors has standing Audit and Organization and Compensation Committees. Medusa's Board of Directors does not have a standing nominating committee. The Audit Committee, the members of which are Messrs. Anathan, Forte, Gardner and Queenan (Chairman), met three times in 1994 with management and with Medusa's independent auditors to review matters relating to the quality of financial reporting and internal accounting control and the nature, extent and results of their audits. The Organization and Compensation Committee, the members of which are Messrs. Bigelow, Gardner, Minton and Yavitz (Chairman), met eight times in 1994. (See the Organization and Compensation Committee Report beginning on page 13.)

                           COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

     Effective in 1995, Medusa's standard retainer payable to each non-employee Director is $15,000 per annum. Pursuant to the Medusa Corporation 1988 Non-Employee Director Restricted Stock Plan, non-employee Directors are awarded Common Shares with a fair market value equal to the annual retainer. All Directors who are not full-time employees of Medusa, of which there are currently eight, are eligible to participate in the plan. Once awarded, the Common Shares are subject to forfeiture if the Director ceases to remain a Director until Medusa's next annual meeting, except in the case of death, permanent disability or change in control, and may not be sold for a period of five years thereafter. In May, 1994, each non-employee Director received 390 restricted Common Shares pursuant to the plan. Non-employee Directors also receive $250 for each Board meeting attended. Further, non-employee Directors who are members of Committees of the Board receive $250 for each Committee meeting attended.

OTHER ARRANGEMENTS

     In fiscal 1994, there were no other arrangements pursuant to which any Director of Medusa was compensated for any service provided as a Director.

                  OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table shows beneficial ownership, reported to Medusa as of December 31, 1994 of Common Shares, including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, of each Director, Nominee for Director, the chief executive officer and the four other most highly compensated executive officers (which five persons constitute the "Named Executive Officers") and, as a group, of such persons and other executive officers.

                   BENEFICIAL OWNERSHIP AT DECEMBER 31, 1994

                                                                              COMMON      PERCENT
        NAME                                                                  SHARES      OF CLASS
        ----                                                                ---------     --------
        Mone Anathan, III.................................................      1,950         --
        E. Thayer Bigelow, Jr.............................................      6,319         --
        R. S. Evans.......................................................    631,893       3.9%
        Richard S. Forte..................................................      6,884         --
        Dorsey R. Gardner.................................................      3,802         --
        Jean Gaulin.......................................................        -0-         --
        Dwight C. Minton..................................................     19,507       0.1%
        Charles J. Queenan, Jr............................................     15,164       0.1%
        Arthur A. Seeligson, Jr...........................................      6,230         --
        George E. Uding, Jr...............................................     54,346       0.3%
        Boris Yavitz......................................................     10,264       0.1%
        Robert J. Kane....................................................     85,243       0.5%
        John P. Siegfried.................................................     75,027       0.5%
        Alan E. Redeker...................................................      9,200       0.1%
        All of the above and other executive officers
          as a group (17 persons).........................................    940,729       5.8%

---------------

Notes:

- Each person has sole voting and investment power with respect to the Common Shares listed, unless otherwise indicated.

- The number of Common Shares owned by each person, or by the group, has been adjusted and the percentage owned (where such percentage exceeds 0.1%) has been computed, in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act.

- Includes Common Shares held jointly, or in other capacities, as to which, in some cases, beneficial ownership is disclaimed.

- The shareholdings shown in the above table do not include Common Share equivalents held under the Medusa Corporation Savings and Investment Plan (the "401(k) Plan") for Messrs. Uding, Kane, Siegfried, Redeker and all executive officers as a group, which are 161, 842, 2,880, 666 and 4,738 Common Shares, respectively.

- The shareholdings shown in the above table do not include Common Shares subject to non-qualified stock options ("Stock Options") exercisable within 60 days of March 13, 1995 by Messrs. Evans, Uding, Kane, Siegfried, Redeker and all executive officers as a group, which are 15,000, 15,000, 6,000, 5,250, 18,281 and 70,281 Common Shares, respectively.

- The shareholdings shown in the above table do not include 1,560,370 Common Shares owned by The Crane Fund, a charitable trust, which are voted by the trustees thereof, all of whom are officers of Crane Co. (see Principal Shareholders); nor the Common Shares held by trusts for the pension plans of Medusa and certain of its subsidiaries which may be voted or disposed of at the discretion of the trustees unless the sponsor of the particular plan directs otherwise. None of the Directors, Nominees for Director, executive officers or trustees have direct beneficial interest in, and all disclaim beneficial ownership of the Common Shares held by the trusts.

                             PRINCIPAL SHAREHOLDERS

     The following table shows information with respect to the only persons known to Medusa to be beneficial owners who have the sole voting and investment power of more than five percent of the Common Shares outstanding at March 13, 1995:

                                                                      NUMBER OF        PERCENT
                               NAME AND ADDRESS                     COMMON SHARES     OF CLASS
            ------------------------------------------------------  -------------     ---------
            FMR Corporation
              82 Devonshire St.
              Boston, MA 02109....................................   2,490,450(1)        15.3%

            The Crane Fund
              100 First Stamford Place
              Stamford, CT 06902..................................   1,560,370(2)         9.6%

            The Capital Group Companies, Inc.
              333 South Hope Street
              Los Angeles, CA 90071...............................   1,070,220(3)         6.6%

            Atalanta/Sosnoff Capital Corporation
              101 Park Avenue, Sixth Floor
              New York, NY 10178..................................     836,300(4)         5.2%


-----------------------------
                                        5

(1) As reported in a Schedule 13G received by Medusa on February 17, 1995 from FMR Corporation ("FMR"). FMR filed the Schedule 13G for certain affiliates, Fidelity Management & Research Company, Fidelity Management Trust Company, Fidelity Magellan Fund and Fidelity International Limited, which entities are the beneficial owners of the Common Shares. In the Schedule 13G, FMR and its principals indicated that they had filed on a voluntary basis and disclaimed that they were a "group" and thus, that their shares did not need to be aggregated for purposes of Section 13(d) of the Securities Exchange Act.

(2) As reported in a Schedule 13D received by Medusa on October 31, 1988. The Crane Fund is a charitable trust managed by trustees appointed by the Board of Directors of Crane Co. The incumbent trustees of The Crane Fund are P. R. Hundt, Jr., R. B. Phillips and M. L. Raithel, all of whom are officers of Crane Co. Pursuant to the trust instrument, Common Shares held by such trust shall be voted by the trustees as directed by the Board of Directors of Crane Co., the distribution of the income of the trust for its charitable purposes is subject to the control of the Crane Co. Board of Directors, and Common Shares may be sold by the trustees only upon the direction of the Crane Co. Board of Directors acting by a two-thirds vote. None of the trustees of The Crane Fund, Directors of Crane Co. or Directors or Nominees for Director of Medusa has any direct beneficial interest in, and all disclaim beneficial ownership of Common Shares held by The Crane Fund.

(3) As reported in a Schedule 13G received by Medusa on February 21, 1995 from The Capital Group Companies, Inc. ("Capital"), certain operating subsidiaries of Capital: Capital Guardian Trust Company, a bank; Capital Guardian Research and Management Company, a registered investment advisor; and Capital International, S.A., another operating subsidiary of Capital; each of which had investment discretion with respect to a portion of the shareholdings listed above.

(4) As reported in a Schedule 13D received by Medusa on December 29, 1994 from Atalanta/Sosnoff Capital Corporation ("Atalanta/Sosnoff"). Atalanta/Sosnoff filed the Schedule 13D for certain affiliates, Atalanta/Sosnoff Capital Corporation, Atalanta/Sosnoff Capital Corporation (Delaware), Atalanta/Sosnoff Management Corporation and Martin T. Sosnoff, the reporting persons.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below shows information concerning annual and long-term compensation for the fiscal years ended December 31, 1994, 1993 and 1992 for the Chief Executive Officer, the four other Named Executive Officers and two former executive officers, Phillip W. Gutmann and Brian P. Bammel (the "Former Officers").

                                             ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                    -----------------------------------   -----------------------------------
                                                                                  AWARDS             PAYOUTS
                                                                          -----------------------   ---------
            (A)              (B)       (C)         (D)        (E)             (F)         (G)         (H)          (I)
                                                                          RESTRICTED
                                                          OTHER ANNUAL       STOCK      OPTIONS/      LTIP       ALL OTHER
    NAME AND PRINCIPAL               SALARY      BONUS    COMPENSATION      AWARDS        SAR'S      PAYOUTS   COMPENSATION
         POSITION            YEAR      ($)        ($)        ($)(1)         ($)(2)         (#)         ($)        ($)(3)
---------------------------  ----   ---------  ---------  -------------   -----------   ---------   ---------  -------------
R. S. Evans................  1994   $ 250,000  $ 175,000    $ 209,725      $     -0-     30,000     $ 225,000     $   -0-
  Chairman of the Board &    1993     186,300    185,000      245,003            -0-       -0-        296,719         -0-
  Chief Executive Officer    1992     180,000     15,000      579,521(4)         -0-       -0-            -0-         -0-

George E. Uding, Jr.(5)....  1994     220,000    154,000       22,500            -0-     30,000           -0-       4,686
  President &                1993
  Chief Operating Officer    1992

Robert J. Kane.............  1994     118,333     82,833       99,356            -0-     12,000        75,000       4,008
  Senior Vice President      1993     106,600     32,000       87,685            -0-       -0-         98,906       3,780
                             1992     103,000      7,500        3,500            -0-       -0-            -0-       3,840

John P. Siegfried..........  1994     115,000     80,500      112,224            -0-     10,500        75,000       5,237
  Vice President, Secretary  1993      97,400     39,001       87,685            -0-       -0-         98,906       3,651
  and General Counsel        1992      92,800     14,500        3,500            -0-       -0-            -0-       4,770

Alan E. Redeker(6).........  1994     108,333     75,833        1,875            -0-      7,500           -0-       4,782
  Vice President             1993
                             1992

Phillip W. Gutmann(7)......  1994     173,260    121,310      136,758            -0-       -0-        135,000       7,655
  (Former Officer)           1993     167,400     66,000      160,094            -0-       -0-        178,031       8,099
                             1992     161,700     14,600        6,500            -0-       -0-            -0-       7,398

Brian P. Bammel(8).........  1994     134,060     40,234       86,917            -0-      9,000        90,000      87,105
  (Former Officer)           1993     119,000     44,000      106,118            -0-       -0-        118,688       4,488
                             1992     114,900     13,200        4,200            -0-       -0-            -0-       4,630

---------------

(1) Other Annual Compensation reported in Column (e) includes non-preferential dividends paid on unvested performance restricted shares ("Performance
    Restricted Shares"). As noted below, where the Performance Restricted Shares achieve an established target on an established test date and vest, the participant qualifies for a cash award equal to the taxes payable with respect to income on the award, as well as a gross-up of income to cover such taxes ("Performance Restricted Share Tax Gross-up"). On November 8,
    1994, the 2 1/2 year Test Date for the May 8, 1992 award, Messrs. Evans,
    Kane, Siegfried, Gutmann and Bammel received Performance Restricted Share
    Tax Gross-ups of $175,506, $66,245, $66,245, $120,727 and $79,979,
    respectively. On January 24, 1994, the Committee (as defined below)
    authorized officers to elect to take their 1993 bonuses in Common Shares, instead of cash, accepting a two-year Common Share restriction period, making an election under Section 83(b) of the Internal Revenue Code (the "Code")
    and receiving a

                                        7

    reimbursement for Section 83(b) taxes due, as well as a gross-up of income to cover such taxes ("Section 83(b) Gross-up"). Messrs. Kane and Siegfried elected to take Common Shares and received Section 83(b) Gross-ups of $21,205 and $34,448, respectively. No other perquisites or other personal benefits, securities or property have been reported, unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonuses reported to the Named Executive Officers, or unless a particular perquisite or personal benefit exceeds 25% of the value of the perquisites reported in the table for a Named Executive Officer or a Former Officer.

(2) The number of unvested Performance Restricted Shares held by each of the Named Executive Officers and the aggregate value thereof, as of December 31, 1994 were as follows:

                                                       # OF
                                                    RESTRICTED       AGGREGATE
                                                    SHARES HELD        VALUE
                                                    -----------     -----------
            R. S. Evans...........................     65,000       $ 1,592,000
            George E. Uding, Jr...................     50,000         1,225,000
            Robert J. Kane........................     23,000           563,500
            John P. Siegfried.....................     22,000           539,000
            Alan E. Redeker.......................      5,000           122,500

    Non-preferential dividends are paid on unvested Performance Restricted Shares. As of December 30, 1994, the fair market value for each Medusa Corporation Common Share was $24.50 (the "Fair Market Value"). The Former Officers surrendered their entitlements to any unvested Performance Restricted Shares as of December 30, 1994. The Performance Restricted Shares granted to the Named Executive Officers since fiscal 1991 are reported either in the above table or in the Summary Compensation Table as "LTIP Payouts". (See pages 11, 15 and 17 of the Proxy report for additional information on LTIP awards in fiscal 1994.)

(3) All Other Compensation reported in column (i) includes; a) amounts contributed for fiscal 1994 for the Named Executive Officers, except for Mr. Evans, under the 401(k) Plan (50% of the voluntary plan savings of the Named Executive Officers and the Former Officers, on up to $9,240, which was the maximum amount of compensation which could have been deferred in fiscal 1994; the "Company Match"); b) imputed cost of group term life insurance in fiscal 1994 for Messrs. Uding, Siegfried, Redeker, Gutmann and Bammel of $3,036, $1,163, $362, $3,035 and $702, respectively; and c) severance benefits accrued by the Company in 1994 payable to Mr. Bammel in 1995 of $82,112.

(4) $569,021 of the $579,521 shown above relates to an adjustment required by a 1989 tax gross-up, based upon a tax assessment received by Mr. Evans in fiscal 1992.

(5) Mr. Uding was elected President of Medusa as of January 1, 1994.

(6) Mr. Redeker was elected a Vice President of Medusa as of March 28, 1994.

(7) Mr. Gutmann terminated his employment as an executive officer of the Company effective November 11, 1994.

(8) Mr. Bammel terminated his employment as an executive officer of the Company effective August 31, 1994.



STOCK OPTION GRANTS IN LAST FISCAL YEAR:

     The table below shows all individual grants of Stock Options to the Named Executive Officers of the Company during the fiscal year ended December 31, 1994:

                   (A)                        (B)          (C)          (D)           (E)            (F)
                                           NUMBER OF    % OF TOTAL
                                           SECURITIES    OPTIONS/
                                           UNDERLYING    SAR'S(2)
                                            OPTIONS/    GRANTED TO
                                            SAR'S(2)    EMPLOYEES    EXERCISE OR                 GRANT DATE
                                              (#)       IN FISCAL    BASE PRICE    EXPIRATION     PRESENT
NAME(1)                                     GRANTED        YEAR       ($/SH)(3)       DATE      VALUE ($)(4)
-------                                    ----------   ----------   -----------   ----------   ------------
R. S. Evans..............................    30,000       13.22%       $ 24.25      05/09/99      $241,800
George E. Uding, Jr......................    30,000       13.22%         24.25      05/09/99       241,800
Robert J. Kane...........................    12,000        5.29%         24.25      05/09/99        96,720
John P. Siegfried........................    10,500        4.63%         24.25      05/09/99        84,630
Alan E. Redeker..........................     7,500        3.30%         24.25      05/09/99        60,450
---------------

(1) The Stock Options awarded to Mr. Bammel in fiscal 1994 were surrendered when he terminated his employment effective August 31, 1994.

(2) Since fiscal 1990, the Company has not granted any stock appreciation rights ("SAR's").

(3) All Stock Options were granted at the fair market value of the Common Shares on the date of grant. Options granted become exercisable 50% one year, 75% two years and 100% three years after grant and expire, unless exercised, five years after grant. If employment terminates, the participant may exercise his or her Stock Options only to the extent such could have been exercised on the date the participant's employment terminated and within three months thereof. In the event a participant's employment terminates by reason of death, retirement, permanent disability or change in control, Stock Options become fully exercisable. The exercise price may be paid by delivery of Common Shares owned by the participant for more than six months and the participant's income tax obligations related to exercise may be satisfied by surrender of Common Shares received upon exercise, subject to certain conditions.

(4) The Stock Options were valued using the Black-Scholes Method which indicated a value of $8.06 per option. The assumptions used were: volatility .321, risk free rate of return 6.76% based on the Salomon Brothers' 5-Year Treasury Strip Rate for the May 9, 1994 date of grant; the Assumed Dividend Pay-Out Rate was 2.06% and a five year time of exercise. Since the actual value, if any, which an optionee may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, there is no assurance that the value will be at or near the value estimated using the Black-Scholes Method.


OPTION/SAR'S EXERCISES AND UNEXERCISED VALUES AT YEAR-END

     The table below shows aggregated information with respect to the exercise(s) of Stock Options and SAR's which were granted in fiscal 1990 and prior years under the Medusa Corporation 1988 Stock Option Plan and the Medusa Corporation 1988 Stock Appreciation Rights Plan to the Named Executive Officers and the value realized in the fiscal year 1994 as a result of such exercise(s). The table below also shows information with respect to the Stock Options which were granted to the Named Executive Officers in fiscal 1994 under the Medusa Corporation 1991 Long-Term Incentive Plan (the "1991 LTIP") and which remained unexercised at December 31, 1994 and the value thereof:

           (A)                (B)        (C)                  (D)                             (E)
                                                      NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                             SHARES                  UNDERLYING UNEXERCISED              IN-THE-MONEY
                            ACQUIRED                    OPTIONS/SAR'S AT               OPTIONS/SAR'S AT
                               ON       VALUE         DECEMBER 31, 1994(#)           DECEMBER 31, 1994($)
                            EXERCISE   REALIZED    ---------------------------    ---------------------------
NAME                         (#)(1)     ($)(2)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                        --------   --------    -----------   -------------    -----------   -------------
R. S. Evans...............   22,162    $545,974      -0-             30,000        $     -0-       $18,750
George E. Uding, Jr. .....      -0-         -0-      -0-             30,000              -0-        18,750
Robert J. Kane............      296       7,250      -0-             12,000              -0-         7,500
John P. Siegfried.........      848      20,785      -0-             10,500              -0-         6,562
Alan E. Redeker...........      -0-         -0-      -0-              7,500              -0-         4,688
------------------

(1) As shown in column (b) of the above table, where appropriate, the "Shares Acquired" from SAR's have been theoretically calculated by dividing fiscal 1994 proceeds by the Fair Market Value.

(2) The Medusa Corporation 1988 Stock Appreciation Rights Plan provides for payment of one-third of the value realized at time of valuation (exercise) and delayed payments of one-third of the value realized on each of the first and second anniversaries of the date of valuation and only if the participant is employed by Medusa on such anniversaries. Thus, in column (c) of the above table, the Value Realized for SAR's does not fully correlate for fiscal 1994 with the Value Realized for Stock Options.


LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The table below shows information with respect to Performance Restricted Shares awarded pursuant to the 1991 LTIP to the Named Executive Officers during the fiscal year ended December 31, 1994.

                                                                        ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK PRICE
                                                                                          BASED PLANS
                                                                       -------------------------------------------------
           (A)                (B)                     (C)                   (D)               (E)               (F)
                           NUMBER OF            PERFORMANCE OR
                          SHARES UNITS        OTHER PERIOD UNTIL
                            OR OTHER             MATURATION OR           THRESHOLD          TARGET            MAXIMUM
         NAME            RIGHTS (#)(1)            PAYOUT (2)             ($ OR #)          ($ OR #)          ($ OR #)
-----------------------  --------------     -----------------------    -------------     -------------     -------------
R. S. Evans............      20,000             50% on 11/9/96;        10,000 shares     10,000 shares     20,000 shares
                                             50% to 100% on 5/9/99      on 11/9/96         on 5/9/99

George E. Uding, Jr....      20,000             50% on 11/9/96;        10,000 shares     10,000 shares     20,000 shares
                                             50% to 100% on 5/9/99      on 11/9/96         on 5/9/99

Robert J. Kane.........       8,000             50% on 11/9/96;        4,000 shares      4,000 shares      8,000 shares
                                             50% to 100% on 5/9/99      on 11/9/96         on 5/9/99

John P. Siegfried......       7,000             50% on 11/9/96;        3,500 shares      3,500 shares      7,000 shares
                                             50% to 100% on 5/9/99      on 11/9/96         on 5/9/99

Alan E. Redeker........       5,000             50% on 11/9/96;        2,500 shares      2,500 shares      5,000 shares
                                             50% to 100% on 5/9/99        11/9/96          on 5/9/99
------------------

(1) The fair market value (the closing price on the New York Stock Exchange; composite transactions) of the Common Shares of Medusa Corporation on the May 9, 1994 award date (the "Award Date") was $23.875.

(2) In order for the Performance Restricted Shares to vest to the participant, the total return of Common Shares (market appreciation, dividends and distributions) during the performance period, when tested 2 1/2 years from the Award Date (the "11/9/96 Test Date") and 5 years from the Award Date (the "5/9/99 Test Date"), must; a) meet or exceed 125% of the rate of growth of the Standard & Poor's 500 Composite Index (the "S&P 500"); and b) the value of Common Shares may not decline in the absolute (collectively, the "125% Performance Target"). If the 50% (2 1/2 year) portion of the award fails to vest when tested on the 11/9/96 Test Date, the 50% portion is retested on the 5/9/99 Test Date. If the total return of Common Shares fails to meet or exceed the 125% Performance Target on the 5/9/99 Test Date, then the Performance Restricted Shares are forfeited. If the Performance Restricted Shares achieve the 125% Performance Target on either the 11/9/96 Test Date or the 5/9/99 Test Date and vest, the participant also receives a cash award equal to the taxes payable with respect to the income on the award, as well as a gross-up of income to cover such taxes. During the performance period, the Performance Restricted Shares may be voted and pay non-preferential dividends to the participant.


RETIREMENT BENEFITS

     The Medusa Corporation Pension Plan for Certain Covered Employees (the "Pension Plan") is a defined benefit pension plan. The amount of contribution with respect to a specified person is not, and cannot be, individually calculated. Benefits under the Pension Plan are based on the participant's base salary, which includes overtime, but excludes annual and long-term incentive compensation and commissions and reflects credited years of service up to a maximum of 35 years of service. The table below sets forth estimated annual benefits under the Pension Plan which are payable to an employee upon normal retirement in 1994 at age 65 with selected periods of service and assumes payments are made on a straight life annuity basis.

                                                                PENSION PLAN TABLE

                                                 ESTIMATED ANNUAL BENEFITS UPON RETIREMENT IN 1994
                                                         WITH YEARS OF SERVICE INDICATED(1)
                 ------------------------------------------------------------------------------------------------------------------
REMUNERATION       5 YEARS          10 YEARS         15 YEARS         20 YEARS         25 YEARS         30 YEARS         35 YEARS
------------     ------------     ------------     ------------     ------------     ------------     ------------     ------------
  $100,000         $    6,786       $   13,571       $   20,357       $   27,143       $   33,929       $   40,714       $   47,500
   125,000              8,482           16,964           25,446           33,929           42,411           50,893           59,375
   150,000             10,179           20,357           30,536           40,714           50,893           61,071           71,250
   175,000             11,875           23,750           35,625           47,500           59,375           71,250           83,125
   200,000             13,571           27,143           40,714           54,286           67,857           81,429           95,000
   225,000             15,268           30,536           45,804           61,071           76,339           91,607          106,875
   250,000             16,964           33,929           50,893           67,857           84,821          101,786          118,750
   275,000             18,661           37,321           55,982           74,643           93,304          111,964          130,625
   300,000             19,728           39,455           59,183           78,911           98,638          118,366          138,094
   325,000             21,021           42,043           63,064           84,086          105,107          126,129          147,150
   350,000             22,618           45,237           67,855           90,474          113,092          135,711          158,329
   375,000             24,280           48,560           72,840           97,120          121,401          145,681          169,961

------------------

(1) The amounts shown exclude any benefits under the Pension Plan provided solely through optional employee contributions. In accordance with amendments to the Code made by the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), the maximum amount of compensation which may be included in the determination of any participant's benefit under the Pension Plan in 1995 is $150,000 and the maximum annual benefit payable under the Pension Plan in 1995 is $120,000. However, these limitations may not reduce a participant's accrued benefit under the Pension Plan below such participant's accrued benefit under the Pension Plan as of December 31, 1988.

     The above table covers all of the Named Executive Officers, the Former Officers, other executive officers and other salaried employees on a non-contributory basis. The Pension Plan also provides for the payment of benefits to an employee's surviving spouse or other beneficiary and various other optional methods of payment. The calculation of retirement benefits under the Pension Plan is based upon average earnings for the highest five consecutive years in the ten years preceding retirement. The benefits listed in the above table are not subject to any deductions for Social Security or other offset amounts. As of March 13, 1995, the current compensation covered by the Pension Plan and years of credited service for Messrs. Evans, Uding, Kane, Siegfried and Redeker were: $250,000 and 7 years, $300,000 and 1 year, $155,000 and 15 years, $130,000 and 15 years, and $120,000 and 3 years, respectively.

SEVERANCE AGREEMENTS

     Medusa has special termination agreements with each of its executive officers including the Named Executive Officers. Prior to a change of control of Medusa, the beneficiaries are employees at will and as such may be discharged without being entitled to contractual benefits (change of control includes tender offers and certain other change of control transactions). The agreements provide for a lump sum cash payment of three times the amount of the employee's annual base salary and a pro-rata portion of any annual incentive compensation from the previous year if; (a) within two years from the date of a change of control such employee is terminated without cause by Medusa; (b) within such two-year period such employee terminates his or her employment for good reason; or (c) at the end of a one-year period from the date of a change of control such employee terminates his or her employment within a 30-day period for any reason. All of the agreements provide for reimbursement of the employee on an after-tax basis in the event excise taxes are imposed on employee benefits under Section 4999 of the Code, irrespective of whether such benefits are paid by reason of the agreement or otherwise.

                 ORGANIZATION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

INTRODUCTION

     The responsibilities of the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board") currently include: the organization of the Company, the Company's compensation plans, and the specific forms and levels of compensation granted to executive officers and division presidents. The Board of Directors is responsible for the compensation of the Chief Executive Officer. The Committee has been delegated authority by the Board of Directors with respect to the compensation of the other Named Executive Officers. The Committee, which is comprised of four members, each of whom is a non-employee Director, makes this report to the shareholders of the Company, as follows:

COMPENSATION PHILOSOPHY

     The fundamental compensation philosophy of the Board (and the Committee) is to provide compensation levels which are sufficient to attract and retain highly qualified executive officers, and to motivate such executive officers to provide superior products and services to the Company's customers, thereby maximizing the financial returns to the Company's shareholders. To the greatest possible extent, the Company bases compensation upon objective Company and individual performance criteria.

     The executive officers of the Company currently receive compensation from four quadrants; a) base salary; b) awards under the annual incentive program (the "AIP"); c) awards under the 1991 LTIP; and d) a "security package" which includes miscellaneous other executive compensation benefits. The Committee's executive compensation policies provide for competitive levels of compensation which integrate base salary with the AIP, the 1991 LTIP and the security package, make executive compensation dependent upon corporate performance and recognize individual initiative and achievement. The Committee obtains and monitors formal surveys of executive compensation, both generally and for the construction products industry, from public and private sources, in order to ensure that the compensation paid under the Committee's executive compensation policy is competi-tive. During 1994, the Committee commissioned two studies by outside consultants, one from Towers Perrin, with regard to all forms of compensation awarded to the executive officers and a second, from the Wyatt Company, with regard to base salary compensation throughout the Company, including the executive officers. Both studies utilized compensation databases from general industry and peer group (construction products industry) sources. (See below for actions taken by the Committee in response to the findings and recommendations of these consultants.) The Committee intends to continue to monitor executive compensation both from formal and informal surveys, and may make adjustments, as deemed appropriate, in order that the compensation of the Company's executive officers may remain competitive in 1995 and thereafter.

     The Committee believes that the compensation of the Chief Executive Officer and the other executive officers (including the Named Executive Officers) should be primarily dependent on the Company's performance. Consistent with this philosophy, executive compensation from two quadrants, the AIP and the 1991 LTIP, is contingent upon corporate and individual performance. The Committee also endorses the view that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning the interests of management with those of the shareholders of the Company in order to provide management with a direct financial incentive to enhance shareholder value. Since 1988, the Committee has utilized stock-based arrangements, and since 1991, such arrangements have been tied to stock performance. Thus, over time, stock-based arrangements have become an increasingly important element in the compensation of the executive officers of the Company.

EXECUTIVE COMPENSATION

     ANNUAL BASE SALARY. In 1994, the Company budgeted 3.7% for merit salary increases during calendar 1995. This merit increase "pool" was only available because of the Company's satisfactory performance. On occasion, the Company has not granted increases because of the Company's unsatisfactory performance. In those years when the Company's performance justifies establishing a merit increase pool, the Committee reviews and makes recommendations with regard to changes in each executive officer's salary, including in the Committee's review process, without limitation, such factors as job performance for the prior year (generally by way of an annual written performance review conducted by the person to whom the individual reports), comparable levels of salary both generally and in the construction products industry, internal compensation equity considerations, level of current responsibilities, future growth potential in the Company, changes in cost of living expense since the prior year and maximization of after-tax income. As a general rule, and in its 1995 executive officer compensation review, the Committee assigned the highest weight to the individual's job performance in the prior year and a lesser weight to the individual's future growth potential in the Company. The Committee considered no other material factors in its executive officer compensation review in 1995. Generally, the factors of internal compensation equity considerations and level of current responsibilities enter into the Committee's decision to elect a new officer, or to change the assignment of responsibilities of an existing officer. As a result of the findings and recommendations contained in the Towers Perrin and Wyatt Company studies in 1995, the Committee reviewed and adjusted, as necessary, the base salaries of executive officers.

     ANNUAL INCENTIVE PLAN. Each executive officer is eligible for additional cash or stock compensation under Medusa's AIP, awards under which are contingent upon the Company's performance against specific pre-established financial goals, with discretionary awards for extraordinary individual performance. Certain key employees of the Company are also eligible for awards under the AIP. And, discretionary awards may also be made to non-AIP participants who make extraordinary contributions to the success of the Company. At the beginning of each fiscal year, the Committee, in consultation with management, approves the AIP financial target for the Company. Currently, the Return on Capital Employed by the Company ("ROCE") is the threshold indicator of financial performance used by the Committee to determine whether awards are paid under the AIP and the amount of incentive compensation for each executive officer for the year. Each executive officer's award is based; (a) 70% solely upon Company performance; and (b) an additional award of 30% is discretionary, to be awarded only if the individual made an extraordinary contribution to the success of the Company. The financial goal selected for fiscal 1994 was 30.6% of ROCE. As of December 31, 1994, the actual ROCE for the Company had increased to 33.3%.

     Generally, AIP compensation does not exceed 50% of the base salary of an executive officer. However, when the Company's performance exceeds the AIP financial goal, awards may represent a higher percentage of base salary. As of December 31, 1994, the actual bonuses paid to the Named Executive Officers increased 40% over the amount targeted as of January 1, 1994. For key employee AIP participants, the threshold bonus is generally either 50%, 40% or 30% of such employee's base salary, based upon each participant's responsibilities, subject to the same adjustments described above, with respect to executive officers. If the Company's performance threshold is not achieved, the Committee has the discretion to pay a smaller percentage than the threshold amount. However, by policy, no awards under the AIP are made unless the Company is profitable.

     The structure and elements of each year's AIP have historically been similar from year-to-year. However, in 1993, the Committee amended the financial target for the Company to ROCE from the previous basis, which was profit achieved under the Company's annual operating plan and average capital employed. This change was made to better focus the attention of participants on the effective utilization of facilities on a long-range basis, rather than a particular year's business forecast. Further, in 1993, consistent with the philosophy of the Committee to align the interests of management with those of our shareholders, the Committee also amended the AIP to offer the executive officers the option of taking all or a portion (in 25% increments) of their awards in restricted stock by paying a premium over cash, while subjecting such stock awards to a two-year holding requirement. As a result of the findings and recommendations contained in the Towers Perrin study, the Committee has no current plans to make any substantive changes to the AIP for 1995.

     LONG-TERM INCENTIVE PLAN. In 1991, the shareholders of the Company approved the 1991 LTIP, and in 1994, the shareholders approved increasing the number of shares available for the 1991 LTIP awards by 750,000, as well as approving the material terms of performance goals for Performance Restricted Shares awarded under the 1991 LTIP. The 1991 LTIP is an "omnibus plan", which allows the Committee significant flexibility and discretion in granting restricted stock, stock options, stock appreciation rights, performance awards and other awards. Since 1991, the Committee has generally discontinued the practice of making non-performance-based restricted stock awards, and stock appreciation rights awards to the executive officers under the Company's 1988 plans, and has substituted four consecutive annual grants of Performance Restricted Shares under the 1991 LTIP. In fiscal 1994, the Company did not adjust or amend the exercise price of Stock Options or SAR's previously awarded to the Named Executive Officers. In fiscal 1994, the Committee reinstituted the practice of granting Stock Options to executive officers. Stock Options have also been awarded to certain key employees of the Company under the 1991 LTIP. (This discussion is qualified by the more detailed description of Performance Restricted Share and Stock Option awards located elsewhere in the Proxy statement.)

     Awards of Performance Restricted Shares to executive officers have been made consistent with the Committee's philosophy to align the interests of management with those of our shareholders. For example, when awarded in 1991 and 1992, the value of the awards were less than 50% of each of the executive officer's base salary compensation and were made contingent upon the stock growth (fair market value, dividends and distributions) exceeding, cumulatively, 15% per year. On November 8, 1993, the first (2 1/2 year) Test Date for the 1991 award, the Performance Restricted Shares had grown by 48% per year. On November 6, 1994, the first (2 1/2 year) Test Date for the 1992 award, the Performance Restricted Shares had grown by 21% per year. In the opinion of the Committee, the excellent stock growth achieved at such Test Dates is a strong indication of the success of the awards under the 1991 LTIP in aligning the interests of management with those of the shareholders of the Company.

     The Committee considered prior grants of stock-based awards and/or other stock holdings by management in determining the size of awards of time-based restricted stock under the 1988 Restricted Stock Plan. The Committee's intent in making such awards in 1988 and 1989 was to assure continuity of management in the newly-independent Medusa. Thereafter, in 1990 and 1991, time-based restricted stock awards were only made to two executive officers who did not receive significant awards in fiscal 1988, based upon internal equity considerations and the future growth potential of such officers to Medusa. With respect to awards of Performance Restricted Shares under the 1991 LTIP, the Committee has generally not considered prior grants of stock-based awards and/or other stock holdings, as the Committee does not feel that the objective of aligning the interests of management with those of shareholders is consistent with setting an upper limit on the percent of shareholdings by management. Further, such Committee philosophy is consistent with the executive compensation policy of the federal government, which is to allow "performance-based compensation", when approved by shareholders, to be excluded from compensation deduction limits.

     As noted in greater detail below, in 1993, the Committee amended its criteria for Performance Restricted Share awards, substituting a two-pronged approach for the 1991 and 1992 criteria of 15% annual stock growth. (Specifically, the Performance Restricted Share awarded in 1993 and 1994 require both; (a) stock growth of 125% of the S&P 500; and (b) that the value of the stock maintain its value at or above the grant price.) One benefit of this change was to facilitate monitoring of Performance Restricted Share performance by shareholders, since the S&P 500 comparison is a required market measure in the Performance Graph which appears on page 19 of the Proxy report. In May 1995, the Committee will consider whether it is appropriate to make additional 1991 LTIP awards to the Named Executive Officers for fiscal 1995, and the terms of any such awards.

     SECURITY PACKAGE. One of the purposes for the 1994 Towers Perrin executive compensation review was the Committee's desire for assurance that the Company's executive compensation was sufficient to attract, retain and motivate highly qualified executive officers. Of particular concern were the limitations over pension plans and 401(k) plans made under OBRA. At present, the substantive elements in Medusa's executive compensation security package are the qualified Pension Plan (See Page 12 of the Proxy report), Severance Agreements (See Page 13 of the Proxy report), and the 401(k) Plan (See Pages 7 and 8 of the Proxy report). In February 1995, the Board of Directors approved a Supplemental Executive Savings Plan (the "Top Hat Plan") for the Company. Participants include executive officers and certain key employees. The Top Hat Plan supplements the existing 401(k) Plan.

The Top Hat Plan provides an incentive for executive officers to increase their pre-tax income deferrals. Any overflow of the Company Match from the Company's 401(k) Plan is paid in Common Share equivalents. Income deferrals receive interest at the 10-year Treasury rate, adjusted annually. Since the Top Hat Plan is not funded by Medusa, participants have an unsecured claim against the Company's assets for their income deferrals, Company Match (where applicable) and interest, which benefits are paid in a lump sum at retirement, termination of a participant's employment, plan termination or change of control.

DETERMINATION OF THE COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The compensation for the Chief Executive Officer, R. S. Evans, is reviewed and recommended by the Committee for approval by the Board of Directors, following a process similar to that described above for the executive officers, except that the full Board of Directors is included in the approval process of the Chief Executive Officer's compensation. In January 1995, the Board met in executive session to conduct a comprehensive review of the performance of the Chief Executive Officer. Subsequently, the Board had a dialogue with the Chief Executive Officer. Outlined below, are the performance criteria and the action taken with respect to such review.

     ANNUAL BASE SALARY. In determining the annual compensation for the Chief Executive Officer, the Committee and the Board seek not only to be competitive with other companies, both generally and in the construction products industry, but also to have a significant percentage of the compensation of the Chief Executive Officer based upon the Company's attainment of objective performance goals, including ROCE and the fair market value growth of Company stock. This arrangement provides an incentive for the Chief Executive Officer to provide the leadership necessary to attain the Company's strategic objectives, while providing compensation stability in the form of the base salary quadrant of the total compensation of the Chief Executive Officer. In January 1995, the Committee and the Board continued Mr. Evans' 1994 base salary for fiscal 1995 at $250,000.

     ANNUAL INCENTIVE PLAN. In January 1995, in evaluating the performance of the Chief Executive Officer, the Committee and the Board also considered the Company's accomplishments during fiscal 1994. Further, the Committee and the Board generally noted that, in fiscal 1994, the Company had achieved record profits and the Company's stock had substantially held its value since October 18, 1993, the date of the 3:2 stock split; both of which were evidence of Mr. Evans' leadership ability. Therefore, the Committee granted Mr. Evans an award of $175,000 under the AIP for 1994.

     LONG-TERM INCENTIVE PLAN. In May 1994, Mr. Evans was awarded 20,000 Performance Restricted Shares; 10,000 with a Test Date of November 9, 1996 and 10,000 with a Test Date of May 9, 1999. In the event that such shares do not both; (a) achieve a growth rate of 125% over the S&P 500; and (b) maintain their value at or above the $23.875 grant price, then such shares will revert to the Company. The Committee and the Board made similar-sized grants of Performance Restricted Shares to Mr. Evans in 1993, 1992 and 1991. In each case, the grant was at fair market value and was performance-based. Further, the number of Performance Restricted Shares granted to Mr. Evans by the Committee and the Board was based upon the same internal compensation equity considerations which are reflected in the 1994 grants to each of the Named Executive Officers shown in the table on page 11 of the Proxy report. In May 1994, Mr. Evans was also awarded 30,000 Stock Options at an option price of $24.25. In May 1995, the Board will evaluate whether it is appropriate to make additional 1991 LTIP awards to the Chief Executive Officer for fiscal 1995, and the terms of any such awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Organization and Compensation Committee are now or were formerly officers or employees of Medusa, or any of Medusa's subsidiaries. During fiscal year 1994, none of the executive officers of Medusa served as a member of the board of directors, or a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Committee, or on the Board of Directors of Medusa (such relationships are commonly known as "interlocks").

TAX MATTERS

     One of the executive compensation factors which the Committee regularly reevaluates is the anticipated tax treatment to the Company and to the executive officers of various forms of compensation. To the greatest extent possible, the Committee's general objectives are to both maximize the deductibility as a business expense of executive compensation to the Company and maximize the after-tax income of executive officers. On occasion, these dual objectives diverge, and the Committee is faced with a difficult choice. Section 162(m) of OBRA (the socalled "Million Dollar Compensation Cap") may confront the Committee with such a choice. The regulatory interpretation of Section 162(m) is still being developed and is subject to change. The Committee's intentions are also dependent upon changes in the regulatory interpretation. It should be noted that in 1994, in order to exclude such compensation from Section 162(m), the Board obtained shareholder approval of the performance goals for Performance Restricted Shares awarded under the 1991 LTIP. For 1995, the Committee wishes to report that its present intention is to preserve the deductibility of executive compensation to the extent reasonably practicable and to the extent such is consistent with the Committee's other executive compensation objectives.

GENERAL MATTERS

     The Committee continues to make regular evaluations, both by itself and with the advice of independent incentive compensation consultants, and may from time-to-time in the future, either change the type of incentive compensation awards granted to executive officers and key employees under the 1991 LTIP, or (with shareholder approval, as appropriate) recommend the adoption of new incentive compensation plans.

     The purpose of this report is to inform shareholders of the responsibilities and the philosophy of the Committee with respect to executive compensation. Neither this report nor the Performance Graph which follows is intended to be used for any other purpose or to be incorporated by reference in any of the Company's past or future filings with the Securities and Exchange Commission.

                                        THE ORGANIZATION AND COMPENSATION
                                        COMMITTEE

                                        Boris Yavitz, Chairman
                                        E. Thayer Bigelow, Jr.
                                        Dorsey R. Gardner
                                        Dwight C. Minton

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total shareholder return of Medusa Corporation Common Shares against the cumulative total return of the S&P 500 and a "Cement Industry Peer Group" for the period using December 31, 1989 as the base and showing total return for five fiscal years commencing January 1, 1990 and ending December 31, 1994.

               Comparison of Five-Year Cumulative Total Return
    Medusa Common Shares, S&P 500 and Cement Industry Peer Group Indices

                 1989     1990       1991       1992       1993       1994
                 ----     -----     ------     ------     ------     ------
Medusa Corp.     100      92.86     114.85     135.89     364.55     281.64
S&P 500          100      96.89     126.42     136.05     149.76     151.74
Peer Group       100      67.03      77.53      73.96     132.03      98.77

---------------

(1) The Performance Graph assumes that the value of the investment in Medusa Common Shares and each other index was $100 on December 31, 1989 and that all dividends were reinvested.

(2) In selecting a representative Cement Industry Peer Group, Medusa was limited by the small number of U.S.-based, publicly-traded companies which principally manufacture portland cement.


                                       19

     The above peer group index includes Giant Group, Ltd. (through August
     1994), and its cement business successor Giant Cement Holding, Inc. (September through December 1994) (collectively, "Giant Cement"), Holnam, Inc. (from January 1, 1991 to December 31, 1993), Lafarge Corporation and Southdown, Inc. Of these, Giant Cement is smaller than Medusa, and the other three companies are larger, based upon a comparison of net sales for calendar 1993. In order to prepare the peer group index, the cumulative total returns of the companies were weighted at the beginning of each measurement period on the basis of the companies' market capitalization. Three other publicly-traded portland cement companies, which were considered for inclusion in the peer group, were rejected due to their smaller size, financial viability, non-U.S. operations, etc.

                      OTHER TRANSACTIONS AND RELATIONSHIPS

     The law firm of Kirkpatrick & Lockhart, of which Mr. Queenan is a partner, furnished legal services to Medusa in fiscal 1994. Such legal fees did not exceed five percent of the gross revenues of Kirkpatrick & Lockhart in 1994. Apart from the standard director compensation arrangements (annual retainer and meeting fees) which Mr. Queenan received, as described above on page 3, Mr. Queenan did not personally receive fees for any legal services provided to Medusa in fiscal 1994.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Medusa's Officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "S.E.C.") and the New York Stock Exchange. Executive officers, Directors and greater than 10% shareholders are required by S.E.C. regulation to furnish Medusa with copies of all Section 16(a) forms which they file (Form 3, Form 4 or Form 5). Medusa believes that during the period from January 1, 1993 to December 31, 1994 all Section 16(a) filing requirements applicable to Medusa's executive officers, Directors and 10% shareholders were materially complied with, except for Richard A. Brown (who was elected a Vice President on September 26, 1994), who purchased 100 Common Shares on October 25, 1994, which purchase was not reported to the S.E.C. until February 14, 1995. In making the above statement, Medusa has relied upon the written representations of its executive officers and Directors.

                             SELECTION OF AUDITORS

     Medusa is incorporated under the laws of the State of Ohio. The General Corporation Law of the State of Ohio, Section 1701.01 et seq. does not require approval by shareholders of the selection of auditors. The firm of Deloitte and Touche acted as independent auditors for Medusa for the year ended December 31, 1994 and the firm or its predecessors have acted as auditors of Medusa since 1979. As allowed by law, the Board of Directors will select the auditors for Medusa for 1995. In accordance with Medusa's practice, a member of the firm of Deloitte and Touche will attend the Annual Meeting, have an opportunity to make a statement if he or she so desires and to respond to appropriate questions which may be asked by shareholders.

               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

     The Board of Directors is not aware of any matters to come before the meeting other than the election of four directors to serve three-year terms ending in 1998. Should any other business be transacted at the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                               OTHER INFORMATION

SOLICITATION OF PROXIES

     The enclosed proxy is being solicited by the Board of Directors of Medusa, and the entire cost of the solicitation will be paid by Medusa. Solicitations may be made by personal interview, mail, telephone, and telegram and may include requests to brokerage houses, banks, custodians, nominees, fiduciaries and other nominee holders ("Brokers and Nominees") to forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons. To aid in the solicitation of proxies, the Company has retained Beacon Hill Partners, Inc. which will receive a fee for its services of $3,500 plus up to $1,000 in expenses. Brokers and Nominees will be requested to forward the proxy materials to the beneficial owners of the Company's Common Shares held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material.

NEXT ANNUAL MEETING

     Medusa's Regulations provide that the annual meeting of its shareholders shall be held during the first six months following the end of each fiscal year at such time as may be designated by the Board of Directors, the Chairman or the President. Since the 1995 annual meeting is to be held on May 8, 1995, the comparable date in 1996 will be May 6. Therefore, appropriate proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in 1996 must be received by Medusa for inclusion in the Proxy Statement and form of proxy relating to that meeting no later than November 22, 1995.

VOTING BY PROXY

     Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing in your proxy promptly, irrespective of how large or small your shareholdings may be.

                                        By Order of the Board of Directors

                                        JOHN P. SIEGFRIED
                                        Secretary
March 24, 1995

                 (This page has been left blank intentionally.)

MEDUSA CORPORATION                                    P R O X Y
P. O. BOX 5668                           THIS PROXY IS SOLICITED ON BEHALF OF
CLEVELAND, OHIO 44101                           THE BOARD OF DIRECTORS

The undersigned hereby appoints R. S. EVANS and G. E. UDING, JR. as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of Medusa Corporation held of record by the undersigned on March 13, 1995, at the Annual Meeting of Shareholders to be held on May 8, 1995, or any adjournment thereof.

1.  ELECTION OF FOUR DIRECTORS TO SERVE THREE-YEAR TERMS.

        Nominees: Mone Anathan, III
                  Richard S. Forte
                  Dorsey R. Gardner
                  Jean Gaulin

            (Continued, to be voted and signed on the other side)

No. 00000

X   PLEASE MARK YOUR                                                          SHARES IN YOUR NAME  REINVESTMENT SHARES
    VOTES AS IN THIS
    EXAMPLE.

                           FOR               WITHHELD
1. Election of           /   /                /   /                           2. In their discretion, the Proxies are
   Directors                                                                     authorized to transact such other business
   (see reverse)                                                                 as may properly come before the meeting.

FOR, except vote withheld with respect to the following nominee(s):

_____________________________________________________________________         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                              MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
                                                                              IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED TO
                                                                              ELECT FOUR DIRECTORS TO SERVE THREE-YEAR TERMS.

                                                                              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                              PROMPTLY USING THE ENCLOSED ENVELOPE.


       SIGNATURE _____________________________________________________  DATE ___________
       (Signature of Shareholder or Authorized Representative)

       SIGNATURE _____________________________________________________  DATE ___________
       (Signature if Held Jointly)

       Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
